Exhibit 99.1

Simulations Plus
Integrating Science and Software

For Further Information:
Simulations Plus, Inc.
42505 10th Street West
Lancaster, CA 93534-7059
661.723.7723
www.simulations-plus.com

CONTACT:
Investor Relations
Ms. Renée Bouché
Simulations Plus, Inc.
661.723.7723
info@simulations-plus.com

For Immediate Release:

July 13, 2007

SIMULATIONS PLUS TO PRESENT AT ATLANTIC CITY GLOBAL EQUITIES INVESTOR CONFERENCE JULY 17

LANCASTER, CA, July 13, 2007 - Simulations Plus, Inc. (AMEX: SLP), a leading provider of ADMET absorption simulation and structure-to-property prediction software for pharmaceutical discovery and development, announced today that Walt Woltosz, the company’s chairman and chief executive officer, will present at the Summer Global Equities Conference organized by Friedland Investment Events to be held at Bally’s in Atlantic City, New Jersey, on July 15-17, 2007. The Simulations Plus presentation will be on July 17.

About Simulations Plus, Inc.

Simulations Plus, Inc., is a premier developer of groundbreaking software for drug discovery and development, which is licensed to and used in the conduct of drug research by pharmaceutical, biotechnology, and drug delivery companies worldwide. The Company has two other businesses, Words+, Inc. and FutureLab™, which are based on its proprietary software technologies. Simulations Plus, Inc., is headquartered in Southern California. For more information, visit our Web site at www.simulations-plus.com.

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